BLACK HILLS CORPORATION

Company Contact:
Jason Ketchum	605-721-2765
Media Relations line	866-243-9002

BLACK HILLS CORP. REPORTS SECOND QUARTER 2009 RESULTS

OPERATIONS PERFORMING WELL AND COMPANY POSITIONED FOR GROWTH

RAPID CITY, SD — August 6, 2009 — Black Hills Corp. (NYSE: BKH) today announced second quarter 2009 financial results. Income from continuing operations for the second quarter 2009 was $24.6 million, or $0.64 per share, compared to income from continuing operations for the second quarter 2008 of $13.2 million, or $0.34 per share. Net income for the three months ended June 30, 2009 was $24.6 million, or $0.64 per share compared to net income of $22.2 million or $0.58 per share for the same period in 2008. The quarterly results include a $20.6 million or $0.53 per share non-cash mark-to-market gain for certain interest rate swaps and interest expense of $1.9 million, or $0.05 per share for a write-off of fees associated with the acquisition facility retired during second quarter.

For the six months ended June 30, 2009, income from continuing operations was $50.2 million, or $1.30 per share, compared to $25.0 million, or $0.65 per share for the same period ended June 30, 2008. Net income for the six months ended June 30, 2009 was $51.0 million, or $1.32 per share, compared to $39.0 million, or $1.01 per share, reported for the same period in 2008.

“We are pleased with our business accomplishments and operational performance during the second quarter and our strategic initiatives remain on track to create long-term value for shareholders,” said David R. Emery, chairman, president and chief executive officer of Black Hills Corp. “The gas utilities provided good earnings results compared to seasonal expectations, but continued low natural gas prices reduced the income from our oil and gas and energy marketing businesses and impacted electricity prices, reducing off system sales margins for our electric utilities.

“Capital investment plans remain a priority and position us well for future earnings growth. Wygen III is on budget and scheduled to begin commercial operation in the second quarter 2010. A 25 percent ownership interest in this generation facility was sold to Montana-Dakota Utilities in April 2009. The plans to construct utility owned gas-fired generation facilities to serve our Colorado Electric customers are moving forward. During June 2009, the certificate of public convenience and necessity and air permit for this project were filed with the Colorado Public Utilities Commission.

“In a very challenging credit market environment, we accomplished several critical financing transactions. We completed a $250 million bond offering and retired the $383 million acquisition facility used to purchase utilities from Aquila in July 2008. In addition, we successfully obtained a new $300 million stand-alone committed credit facility for our energy marketing business.

“We have achieved significant milestones associated with our integration projects that reduce costs and improve efficiencies so that we are positioned to evaluate new opportunities as the markets improve,” concluded Emery.

Compared to the second quarter of 2008, income from continuing operations in the second quarter of 2009 reflects the following:

Utilities

$0.4 million in Gas Utility earnings

$5.0 million decrease in Electric Utility earnings

Non-regulated Energy

$1.2 million increase in Power Generation earnings

$2.1 million increase in Energy Marketing earnings

$1.0 million decrease in Coal Mining earnings

$7.1 million decrease in Oil and Gas earnings

Corporate

$20.7 million increase in Corporate earnings

DIVIDENDS

Common shareholders will receive $0.355 per share. Dividends will be payable Sep. 1, 2009, to all shareholders of record at the close of business on Aug. 18, 2009.

CONFERENCE CALL AND WEBCAST

The company will host a conference call and webcast at 11 a.m. ET on Friday, Aug. 7 to discuss financial and operating performance. To listen to the live broadcast, call 800-230-1092. To access the live webcast and download a copy of the investor presentation, go to the Black Hills web site at www.blackhillscorp.com and click “Webcast” in the “Investor Relations” section. The presentation will be posted on the web site prior to the webcast. Listeners should allow at least five minutes for registering and accessing the presentation. For those unable to listen to the live broadcast, a replay will be available by telephone through Aug. 14, 2009, at 800-475-6701 in the United States and at 320-365-3844 for international callers. Callers need to enter the access code 108942# when prompted.

CONSOLIDATED FINANCIAL RESULTS

BLACK HILLS CORPORATION
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Revenues:
Utilities (a)	$211,944	$93,567	$605,341	$192,868
Non-regulated Energy	45,405	59,706	89,951	113,255
	$257,349	$153,273	$695,292	$306,123

Net income (loss):
Continuing operations –
Utilities (a)	$4,983	$9,553	$31,566	$19,720
Non-regulated Energy(b)	2,818	7,547	(3,676)	11,130
Corporate (c)	16,780	(3,897)	22,316	(5,830)
Income from continuing
operations	24,581	13,203	50,206	25,020
Discontinued operations(d)	—	9,046	766	14,098
Net loss attributable to
non-controlling interest	—	(53)	—	(130)
Net income	$24,581	$22,196	$50,972	$38,988

Weighted average common
shares outstanding:
Basic	38,598	38,299	38,554	38,062
Diluted	38,658	38,425	38,611	38,412

Earnings per share:
Basic –
Continuing operations	$0.64	$0.34	$1.30	$0.65
Discontinued operations	—	0.24	0.02	0.37
Total	$0.64	$0.58	$1.32	$1.02
Diluted –
Continuing operations	$0.64	$0.34	$1.30	$0.65
Discontinued operations	—	0.24	0.02	0.36
Total	$0.64	$0.58	$1.32	$1.01

(a)  2009 financial results from our Utilities group reflect the additional operations of five utility properties acquired from Aquila on July 14, 2008.

(b)  2009 six month financial results from our Non-regulated Energy group includes a $27.8 million after-tax “ceiling test” impairment –at our Oil and Gas segment and a $16.9 million after-tax gain on the sale of 23.5% of the Wygen I power generation facility to MEAN.

(c)  2009 three and six month financial results for our Corporate activities include, respectively, a $20.6 million and $30.2 million after-tax gain related to non-cash mark-to-market adjustment on certain interest rate swaps.

(d)  2008 discontinued operations reflect the after-tax results of the seven IPP assets sold in July 2008. 2009 six month discontinued operations reflect the after-tax results of the final working capital adjustment of $0.8 million related to sale of the IPP assets.

BUSINESS UNIT SECOND QUARTER PERFORMANCE SUMMARY

(Minor differences in comparative amounts may result due to rounding. All amounts presented on an after-tax basis unless otherwise indicated)

Utilities Group

Income from continuing operations from the Utilities group for the three-month period ended June 30, 2009 was $5.0 million, compared to $9.6 million in 2008. Business segment results were as follows:

• Electric Utility segment income from continuing operations was $4.5 million in 2009 and $9.6 million in 2008 as a result of:
○ Decrease in off-system sales margins of $2.0 million due to lower power prices in the power markets;
○ Increase of $1.4 million for transmission rates effective January 1, 2009;

○    Decrease in retail margins of $1.3 million due to plant outages at Neil Simpson I, Neil Simpson II and Wyodak partially offset by a full quarter of operation at the Ben French plant, which had outages in the second quarter 2008;

○    Increased net interest expenses of $3.6 million as the interest cost from the additional debt associated with the acquisition of the Colorado Electric utility was partially offset by increased allowance for funds used during construction of $0.9 million related to Wygen III and Colorado Electric; and

○ Increase of $1.1 million in employee benefit related costs.

• The Gas Utility segment income from continuing operations was $0.4 million in 2009 representing the addition of the gas utilities acquired on July 14, 2008.

The following tables provide certain Utilities group operating statistics:

	Three months ended		Six months ended
Electric Utilities *	June 30,		June 30,
	2009	2008	2009	2008

Retail sales – MWh	1,048,820	628,624	2,163,522	1,331,421
Contracted wholesale sales – MWh	143,248	156,965	311,927	328,585
Off-system sales – MWh	399,429	351,211	819,262	643,924
	1,591,497	1,136,800	3,294,711	2,303,930

Total gas sales – Dth	1,022,521	1,001,357	2,869,515	3,157,677

Regulated power plant availability:
Coal-fired plants	81.8%**	89.0%	89.5%**	91.5%
Other plants	92.6%	78.8%	96.0%	86.9%
Total availability	86.0%	85.4%	92.0%	89.9%
** Reflects major planned but extended outages at Neil Simpson I and Neil Simpson II

Gas Utilities *

Total gas sales – Dth	8,992,054	—	32,827,672	—
Total transport volumes – Dth	12,791,018	—	28,169,576	—

* Results for the three and six month periods ended June 30, 2009 reflect the additional activities of an electric utility operating in Colorado and four gas utilities operating in Kansas, Iowa, Nebraska, and Colorado, which were acquired on July 14, 2008

Non-regulated Energy Group

Income from continuing operations from the Non-regulated Energy group for the three-month period ended June 30, 2009 was $2.8 million, compared to income from continuing operations of $7.5 million for the same period in 2008. Business segment results were as follows:

• Power Generation income from continuing operations was $0.8 million in 2009, compared to a loss of $0.5 million in 2008 as a result of:

○ 2008 results reflect an additional $4.2 million of indirect costs and inter-segment interest expense relating to the sold IPP assets that were not reclassified to discontinued operations.

Partially offset by:

○    A decrease of $0.6 million reflecting the net earnings impact of replacing a 20 MW purchase power agreement with operating and site lease agreements related to MEAN’s purchase of a 23.5% ownership interest of the Wygen I power generation facility; and

○ $2.7 million increase in net interest expense related to intersegment debt restructuring.

• Energy Marketing income from continuing operations was $2.4 million in 2009, compared to $0.3 million in 2008 as a result of:

○    $12.4 million increase in realized marketing margins primarily due to market conditions. In addition, gross margins from crude oil were higher due to the impact of increasing commodity prices and increased volumes marketed.

Partially offset by:

○ $10.7 million decrease in unrealized marketing margins.

• Coal Mining loss from continuing operations was $0.5 million in 2009, compared to income of $0.5 million in 2008 as a result of:

○    Operating expenses increased $1.1 million, or 14%, during the three months ended June 30, 2009, primarily due to increased depreciation expense from an increased asset base and increased coal taxes from higher coal prices partially offset by lower fuel prices. Cubic yards of overburden moved increased 32%.

Partially offset by:

○    $0.5 million, or 7%, increase in revenues during the three months ended June 30, 2009 compared to the same period in 2008 primarily due to an increase in average price received partially offset by decreased volumes sold.

• Oil and Gas income from continuing operations was $0.1 million in 2009, compared to $7.2 million in 2008 as a result of:

○    Revenue decreased $10.6 million due to a 42% decrease in the average hedge adjusted price of oil received and a 45% decrease in average hedge adjusted price of gas received as well as a 7% decrease in gas production and a 7% decrease in oil production. The gas production decrease reflects production shut-ins, impact of normal production decline, and lower levels of capital spending;

Partially offset by:

○ $2.2 million decrease in production taxes reflecting the lower commodity prices; and

○    $1.4 million decrease in depletion and depreciation expense reflecting a reduced depletion rate caused by a lower asset base as a result of previous asset impairment charges and increased estimated oil and gas proven reserves as a result of commodity prices higher than March 31, 2009 prices.

The following tables contain certain Non-regulated Energy operating statistics:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Energy Marketing:
Average daily volumes:
Natural gas physical – MMBtus	1,582,900	1,599,300	1,916,000	1,696,700
Crude oil physical – barrels	11,846	6,896	11,456	6,990

	Three months ended June 30,		Six months ended June 30,
Power Generation:	2009	2008	2009	2008
Contracted fleet power
plant availability:
Coal-fired plant	92.4%	93.3%	94.0%	94.2%
Natural gas-fired plants	98.5%	89.5%	98.3%	94.7%
Total availability	94.9%	91.8%	95.7%	94.4%

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Oil and Gas production:
Mcf equivalent sales	3,229,000	3,473,600	6,514,300	6,636,800

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Coal Mining:
Tons of coal sold	1,363,500	1,452,700	2,869,600	2,997,600

Overburden yards	3,473,000	2,622,800	6,635,100	5,653,300

Corporate

Results for the three-month period ended June 30, 2009 were income of $16.8 million, compared to a loss of $3.9 million for the same period in 2008. The results reflect a $20.6 million mark-to-market gain related to interest rate swaps partially offset by $3.0 million increase in interest expense. The prior year results included costs primarily related to the Aquila acquisition. Details of these interest rate swaps have been previously disclosed.

ABOUT BLACK HILLS CORP.

Black Hills Corp. — a diversified energy company with a tradition of exemplary service and a vision to be the energy partner of choice — is based in Rapid City, S.D., with corporate offices in Golden, Colo., and Omaha, Neb. The company serves 759,000 utility customers in Colorado, Iowa, Kansas, Montana, Nebraska, South Dakota and Wyoming. The company’s non-regulated businesses generate wholesale electricity, produce natural gas, oil and coal, and market energy. Black Hills employees partner to produce results that improve life with energy. More information is available at www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This news release includes “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including the factors discussed above, the risk factors described in Item 1A of Part I of our 2008 Annual Report on Form 10-K filed with the SEC, and other reports that we file with the SEC from time to time, and the following:

* The accounting treatment and earnings impact associated with interest rate swaps;

* The timing, volatility and extent of changes in energy and commodity prices, supply or volume, the cost and availability of transportation of commodities, changes in interest rates and the demand for our services, any of which can affect our earnings, financial liquidity and the underlying value of our assets, including the possibility that we may be required to take future impairment charges under the SEC’s full cost ceiling test for natural gas and oil reserves;

* Our ability to successfully integrate and profitably operate the five gas and electric utilities acquired from Aquila in July 2008;

* Our ability to complete the planning, permitting, construction, start up and operation of power generation facilities in a cost-effective and timely manner;

* Our ability to obtain adequate cost recovery for our utility operations through regulatory proceedings; and receive favorable rulings in periodic applications to recover costs for fuel, transmission and purchased power in our regulated utilities; and our ability to add power generation assets into our regulatory rate base; and

* Other factors discussed from time to time in our filings with the SEC.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time-to-time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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